July 8, 2009

NAME
ADDRESS
ADDRESS

Re:           Special Warrant Offer as a holder of warrants.

Attention: NAME

On June 17, 2009, Aspyra, Inc., a California corporation (the “Company”), offered a Special Reduced Exercise Price (as defined below) to investors (collectively, the “Holders”) that held outstanding warrants to purchase shares of common stock of the Company (collectively, the “Outstanding Warrants”) to encourage such Holders to exercise their Outstanding Warrants (the “Special Warrant Offer”).  The benefit to Holders was a reduction in the exercise price of all Outstanding Warrants to $0.15 per share (the “Special Reduced Exercise Price”).

The Special Warrant Offer occurred from June 17, 2009 through the close of business on June 26, 2009.  The undersigned Holder elected to effect a valid exercise under the Special Warrant Offer, and in accordance with such exercise, the Company received payment in full from the undersigned Holder of the applicable total aggregate Special Exercise Price (the “Funds Received”).

This is to confirm that, notwithstanding anything to the contrary in the Special Warrant Offer, the Funds Received by the Company from the undersigned Holder shall be deemed a loan by the undersigned Holder to the Company (the “Loan”), until such time as the Special Warrant Offer, and the issuance of shares of the Company’s common stock in accordance therewith, is approved by the Company’s shareholders, and such approval has become effective in accordance with applicable law, including, without limitation, Section 14 of the Securities Exchange Act of 1934, as amended (the “Shareholder Approval”).

Without limiting the generality of the foregoing, the undersigned Holder acknowledges and agrees that the Loan may be used for the Company’s working capital or any other purpose in the Company’s sole discretion.

The Company agrees to obtain the Shareholder Approval by October 31, 2009 (the “Approval Date”). The Loan shall bear interest at the rate of 12%. If the Shareholder Approval is not received by the Approval Date, the Loan and all interest thereon shall be due and payable on the Approval Date. The Loan may not be repaid prior to the Approval Date without the written consent of the undersigned Holder. Upon Shareholder Approval, provided the Shareholder Approval is obtained by the Approval Date, the Funds Received shall be deemed an exercise of the Holder’s Outstanding Warrant in accordance with the Special Warrant Offer, the Company shall issue to the undersigned Holder shares of the Company’s common stock in accordance with the Special Warrant Offer (the “Warrant Exercise”), and no interest or other payments shall be due on the Loan. The undersigned Holder agrees that, notwithstanding anything to the contrary in the Special Warrant Offer or the Holder’s Outstanding Warrant, the failure by the Company to issue shares of the Company’s common stock to the undersigned Holder prior to the Warrant Exercise shall not be deemed a breach by the Company of any right of the Holder under the Holder’s Outstanding Warrant, and the undersigned Holder hereby waives any damages in connection with the failure by the Company to issue shares of the Company’s common stock to the undersigned Holder prior to the Warrant Exercise. The undersigned Holder further agrees that, notwithstanding anything to the contrary in the Special Warrant Offer or the Holder’s Outstanding Warrant, if the Company fails to obtain the Shareholder Approval by the Approval Date, the failure by the Company to issue shares of the Company’s common stock to the undersigned Holder shall not be deemed a breach by the Company of the any right of the Holder under the Holders’ Outstanding Warrant, and the undersigned Holder hereby waives any damages in connection with the failure by the Company to issue shares of the Company’s common stock to the undersigned Holder, if the Company fails to receive the Shareholder Approval by the Approval Date.

The undersigned Holder acknowledges that there is no assurance the Company will obtain the Shareholder Approval by the Approval Date, or that, if the Shareholder Approval is not obtained by the Approval Date, the Company will have sufficient funds available to repay the Loan.

The undersigned Holder represents and warrants to the Company that it is an accredited investor as defined under the Securities Act of 1933, as amended.

Neither the Company, nor any of its officers, directors, employees, or affiliates has either directly or indirectly, including through a broker or finder (a) engaged in any general solicitation, or (b) published any advertisement in connection with the Loan.  Accordingly, as a condition of the undersigned Holder’s temporary conversion of the Funds Received into the Loan in accordance with this letter agreement, the undersigned Holder agrees not to disclose to any third party and to keep confidential all of the terms of the Loan, until such time as the terms of the Loan are made public by the Company.

Prohibition on Transactions in Company Securities.  Whether or not Holder intends to effect the temporary conversion of the Funds Received into the Loan in accordance with this letter agreement, neither Holder, nor any of Holder’s respective affiliates (or any other third party acting on the instructions of the Holder or its respective affiliates), shall be permitted to purchase or sell shares of the Company’s Common Stock or any other type of Company security during the period commencing on the date of Holder’s receipt of any information or documents related to the Loan through the second business day following the Company’s public release of information relating to the Loan.

Very truly yours,

Aspyra, Inc.

By:______________
Rodney Schutt
Chief Executive Officer

Acknowledged and Agreed

[________________________]

By:______________
Name
Title:

ACCESS TO INFORMATION

The Company files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”).  Holders may read and copy any document the Company files at the SEC’s public reference rooms in Washington, D.C., New York, and Chicago.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.  SEC filings are also available to the public at the SEC’s web site at http://www.sec.gov.

The SEC allows the Company to “incorporate by reference” the information the Company files with them, which means the Company can disclose important information to Holders by referring them to those documents instead of having to repeat the information in this Form of Election to Purchase.  The information incorporated by reference is considered to be part of this Form of Election to Purchase, and later information that the Company files with the SEC will automatically update and supersede this information.  The Company incorporates by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until the Holders sell all the shares:

•	Our annual report on Form 10-K for the fiscal year ended December 31, 2008;

•	Our quarterly report on Form 10-Q for the period ended March 31, 2009;

•	Our definitive proxy statement filed pursuant to Section 14 of the Exchange Act in connection with our June 11, 2009 Annual Meeting of Shareholders;

•	Our Current Reports filed on Form 8-K on February 19, 2009, April 3, 2009 (as amended on April 17, 2009), May 4, 2009 and May 15, 2009;

•
The description of our Common Stock contained in our Registration Statement on Form 8-A filed with the Securities and Exchange Commission on February 10, 2000 (File No. 001-13268), and any amendment or report filed for the purpose of updating such description.

The documents, reports and other information we have filed with the SEC, as of the applicable date, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Holders can request a copy of these filings, at no cost, by writing or telephoning the Company at the following address:

Aspyra, Inc.
26115-A Mureau Road
Calabasas, CA 91302
(818) 880-6700

The Company has not authorized anyone else to provide Holders with different information.  Holders should not assume that the information in the documents incorporated by reference is accurate on any date other than the date on the front of those documents.

Holder acknowledges receipt of the documents listed above which have been incorporated by reference.  Holder acknowledges that the Company has made available to the Holder, or to the Holder’s personal advisors, the opportunity to obtain additional information to verify the accuracy of information contained herein and to evaluate the merits and risks of Holder’s investment in the Company.